                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 21, 1998

                         MEMC ELECTRONIC MATERIALS, INC.
           -----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                 1-13828                  56-1505767
          -----------------       ------------------     ----------------------
           (State or Other         (Commission File            (IRS Employer
           Jurisdiction of              Number)           Identification Number)
            Incorporation)


                       501 Pearl Drive (City of O'Fallon)
                           St. Peters, Missouri 63376
                     (Address of Principal Executive Office)



       Registrant's telephone number, including area code: (314) 279-5500

================================================================================



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Item 5.  Other Events

         Special Incentive Bonus Plan

         In March 1998, MEMC adopted a Special Incentive Bonus Program (the "Program") designed to retain the services of certain officers and key employees during the period commencing April 1, 1998 and ending June 30, 1999 (the "Retention Period"). Under the Program, the participants received a special incentive bonus. Fifty percent (50%) of the special incentive bonus (the "Advance Payment") was paid to each participant at the time the participant executed a special incentive bonus agreement with MEMC. The remaining fifty percent (50%) of each participant's special incentive bonus will be paid on June 30, 1999 provided that such participant remains an employee of MEMC through June 30, 1999.

         In the event a participant terminates his or her employment with MEMC prior to April 1, 1999, the incentive bonus agreement provides that such participant must reimburse MEMC the entire amount of the Advance Payment. Notwithstanding the foregoing, no reimbursement of the Advance Payment is required in the event of the death or total and permanent disability of a participant, or in the event a participant's employment with MEMC is involuntarily terminated by MEMC as a result of a change in control of MEMC or a reduction in MEMC's workforce.

         In the event a participant terminates his or her employment with MEMC after March 31, 1999 and before July 1, 1999, the incentive bonus agreement provides that such participant must reimburse MEMC a pro rata portion of the Advance Payment (such reimbursement based on the


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portion of the Retention Period during which the participant failed to remain an employee of MEMC).

         There are 24 participants in the special incentive plan, including eleven executive officers. Approximately $2.9 million of special incentive bonuses were awarded to these participants under the plan. Specifically, MEMC awarded, among others, the following special incentive bonuses pursuant to the terms of the Program: BFr 9,270,006 (approximately $250,000) to Marcel Coinne, $250,000 to Ralph D. Hartung, and $250,000 to James M. Stolze.

         Employment Agreement with Klaus R. von Horde

         MEMC and Klaus R. von Horde entered into an Employment Agreement on April 8, 1998 (the "von Horde Agreement"), which provides for his employment as MEMC's President and Chief Operating Officer from April 1, 1998 through March 31, 2003. The von Horde Agreement provides that Mr. von Horde receive a base salary of $416,000 per annum, which may be increased, but not decreased, at the discretion of the Compensation Committee of MEMC's Board of Directors (the "Compensation Committee") based upon performance. Pursuant to the von Horde Agreement, Mr. von Horde also is eligible to receive an annual bonus (the "Annual Bonus"), which is targeted at one hundred forty percent (140%) of his base salary. The Annual Bonus is conditioned on the achievement of certain performance objectives set by the Compensation Committee. In addition, the von Horde Agreement provides, in accordance with the MEMC Equity Incentive Plan, that Mr. von Horde shall receive annually options to purchase shares of the Company's common stock. For the 1998 plan year, Mr. von Horde received options to purchase 138,000 shares of the Company's common stock at an exercise price of $15.25 per share. The options received by Mr. von Horde vest at the rate of twenty-five percent (25%) per year. Either party may terminate the von Horde Agreement upon twelve months prior written notice. If MEMC terminates Mr. von Horde without cause, MEMC would be obligated to (i) pay his salary accrued through the date of termination, (ii) pay him a pro rata bonus (at the same time and on the same criteria as other MEMC executives), and (iii) reimburse him for reasonable relocation expenses to Germany. Termination by MEMC without cause would also vest all of Mr. von Horde's stock options, which would remain outstanding for three years. Pursuant to the von Horde Agreement, Mr. von Horde is subject to MEMC's Confidentiality Agreement.

         Termination Agreement with Ralph D. Hartung

         On May 19, 1998, MEMC and Ralph D. Hartung entered into a Separation Agreement, General Release and Covenant Not to Sue (the "Hartung Agreement"), which settles all matters relating to his employment and separation. Pursuant to the Hartung Agreement, Mr. Hartung agreed: (1) to resign and separate from MEMC as of August 1, 1998, (2) not to file suit against MEMC, (3) to release certain claims, if any, against MEMC, (4) to continue to comply with the confidentiality obligations under his employment agreement with MEMC and (5) not to disparage MEMC. In consideration for the foregoing, MEMC: (1) paid Mr. Hartung a lump sum of approximately $263,942 and accrued and unused vacation as of August 1, 1998,
(2) will provide Mr. Hartung pension benefits and retiree medical and life insurance, and (3) will treat his separation as a retirement for purposes of MEMC's 1995 Equity Incentive Plan. In addition, if


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prior to December 31, 1998, the MEMC Compensation Committee removes the six percent (6%) limitation on the amount of annual increases in base salary that may be taken into consideration for purposes of determining final average pay under the MEMC Pension Plan and the MEMC Supplemental Executive Pension Plan, then MEMC agreed to determine (on a retroactive basis) the benefits payable to Mr. Hartung under such plans without regard to such six percent (6%) limitation. As a part of the Hartung Agreement, MEMC waived its right to recover $125,000 it paid to Mr. Hartung pursuant to the Special Incentive Bonus Program. Additionally, MEMC agreed to comply with the terms of a prior international assignment agreement between the two, which provides, among other things, that MEMC will provide to Mr. Hartung: (i) income tax return preparation assistance,
(ii) tax equalization payments, and (iii) reimbursement of relocation expenses.

         Board of Directors and Executive Officers

         On August 12, 1998, the Company appointed Helmut Mamsch, age 53, to the position of Chairman of the Board and Dr. Hans Michael Gaul, age 56, to the Board of Directors.

         Mr. Mamsch has been a member of MEMC's Board of Directors since March 1998. He replaced Dr. Erhard Meyer-Galow as Chairman of the Board. Dr. Meyer-Galow remains a member of the MEMC Board of Directors through December 8, 1998. Dr. Hans Michael Gaul filled the position vacated by Mr. Armin-Peter Bode, who resigned from the Board of Directors in March 1998.

         Mr. Mamsch became a member of the Board of Management of VEBA AG in 1993 and recently assumed responsibility for VEBA's corporate strategy and development. Previously, he served as a member of the Board of Management of Raab Karcher AG where he was responsible for the Electronics Division and ultimately became Chairman of the Board of Management in 1991. Mr. Mamsch also served as the Chairman of the Board of Management of Stinnes AG from July 1996 until March 1998. Prior to that, he had 17 years of management experience at Coutinho Caro & Co. AG. Mr. Mamsch also serves on the Supervisory Boards of Commerzbank AG, Kali und Salz Beteiligungs AG, Readymix AG, SGE Deutsche Holding GmbH and Steag AG and the Board of Directors of Logica Plc.

         Dr. Gaul became a member of the Board of Management of VEBA AG in 1990 and has served as Chief Financial Officer since 1996. Previously, he served as a member of the Board of Management of PreussenElektra AG for 12 years where he was responsible for legal affairs and subsequently for procurement, distribution companies and marketing and sales. Dr. Gaul became Deputy Chairman of the Board of Management of PreussenElektra AG in 1993. He also serves on the Supervisory Boards of Allianz Versicherungs AG, Degussa AG, Deutsche Krankenversicherung AG, Huls AG, RAG Aktiengesellschaft, VAW aluminum AG and Volkswagen AG.

         The appointment of Mr. Mamsch and Dr. Gaul is described in the Company's press release issued on August 13, 1998, which is incorporated herein by reference. A Copy of the August 13, 1998 press release is attached hereto as
Exhibit 99.1.

          In addition to the recent changes on the Board of Directors, four executive officers of the Company have resigned to pursue other interests. Werner Schmitz resigned from his position as Executive Vice President effective as of June 30, 1998, Charles W. Cook, Jr. resigned from his position as Corporate Vice President effective as of July 13, 1998, Huston E. Sherrill resigned from his position as Corporate Vice President effective as of August 1, 1998, and Ralph D. Hartung resigned from his position as Corporate Vice President effective as of August 1, 1998. The Company has not filled any of the vacancies created by these four resignations.


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         Amendment to PHC Technical Agreement

         Effective as of September 30, 1998, MEMC and POSCO HULS Co., Ltd. ("PHC") extended the term of the Technical Agreement between MEMC and PHC from September 30, 1998 to December 31, 1998. PHC is a joint venture in South Korea among MEMC, Samsung Electronic Co., Ltd. and Pohang Iron and Steel. Under the Technical Agreement, MEMC provides, among other things, technical assistance and information to PHC. MEMC has granted PHC licenses to certain technology to manufacture and sell silicon wafers. In return, PHC pays certain royalties to MEMC. MEMC and PHC are in the process of negotiating a long-term extension of the Technical Agreement. The parties have agreed that the terms of any such long-term extension will be retroactive to October 1, 1998.

         Debt Restructuring

On October 1, 1998, MEMC announced that it received an additional three-year $100 million revolving credit facility from VEBA AG. This new credit facility is in addition to the $50 million revolving credit facility from VEBA AG that was made available to the Company on June 30, 1998. In addition, all outstanding debt with VEBA AG and its affiliates maturing prior to January 1, 2001 will be extended to the respective maturity anniversaries in 2001. As part of this agreement, MEMC agreed to increases in the interest rates payable on the Company's existing outstanding debt with VEBA AG and its affiliates. MEMC is approximately fifty-three percent (53%) owned by VEBA AG through its U.S. subsidiary VEBA Corporation.

          The debt restructuring is described in the Company's press release issued on October 1, 1998, which is attached hereto as Exhibit 99.2 and incorporated herein by reference. Copies of the various agreements are attached hereto as Exhibits 10-cc(1) to 10-mmm(1), 10-xxx(1), and 10-zzz.


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         Coinne International Transfer Agreement

         Effective October 1, 1998, MEMC entered into an International Transfer Letter Agreement with Marcel Coinne (the "Coinne Agreement"), which provides for the transfer of certain payroll administration responsibilities related to Mr. Coinne from Huls Benelux S.A. to MEMC. The Coinne Agreement provides that Mr. Coinne receive a base salary of $230,000, reduced by the amount of certain insurance and retirement expenses. Pursuant to the Coinne Agreement, Mr. Coinne is eligible to receive bonuses through the MEMC Electronic Materials, Inc. Annual Incentive Plan and Long Term Incentive Plan and to participate in certain medical, insurance, and pension plans. The Coinne Agreement also provides for a one-time payment to Mr. Coinne of $115,000, which is payable in two installments. In the event Mr. Coinne is terminated without cause, MEMC would be obligated to provide a lump sum payment equal to two weeks of pay for each year of service, plus one additional week of pay. The Coinne Agreement also obligates MEMC to pay certain relocation expenses in the event of Mr. Coinne's retirement or termination and certain transportation expenses.

         1999 Capital Expenditures

         The Company anticipates that it will reduce capital expenditures in 1999 to a level at least fifty percent (50%) less than its capital expenditure levels for 1998. This statement regarding expected capital expenditures in 1999 is a forward-looking statement. Actual results could differ materially from the expectations described above due to, among other things, the preliminary nature of the Company's plans and the demand for the Company's silicon wafers.

Item 7.  Financial Statements and Exhibits

         C.  Exhibits

              Exhibit No.                    Description
             ------------                    ------------

              10-g(1) Second Amendment to Technical Agreement effective as of September 30, 1998 between the Company and POSCO HULS Co., Ltd.

              10-cc(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation (formerly Huls Corporation) "VEBA Corporation"

              10-dd(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation

              10-ee(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation

              10-ff(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation
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              10-gg(2)           Second Amendment to Credit Agreement effective
                                 as of September 1, 1998 between the Company and Huls AG

              10-hh(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation

              10-ii(2) Second Amendment to Revolving Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

              10-qq(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

              10-rr(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

              10-ss(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

              10-tt(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

              10-ccc(1)          First Amendment to Credit Agreement effective
                                 as of September 1, 1998 between the Company and Huls AG

              10-ddd(1)          First Amendment to Credit Agreement effective
                                 as of September 1, 1998 between the Company and Huls AG

              10-eee(1)          First Amendment to Credit Agreement effective
                                 as of September 1, 1998 between the Company and Huls AG

              10-fff(1)          First Amendment to Overnight Loan Agreement
                                 effective as of September 1, 1998 between the Company and VEBA Corporation

              10-jjj(1)          First Amendment to Credit Agreement effective
                                 as of September 1, 1998 between the Company and VEBA Corporation

              10-kkk(1)          First Amendment to Credit Agreement effective
                                 as of September 1, 1998 between the Company and VEBA Corporation

              10-lll(1)          First Amendment to Credit Agreement effective
                                 as of September 1, 1998 between the Company and VEBA Corporation

              10-mmm(1)          First Amendment to Credit Agreement effective
                                 as of September 1, 1998 between the Company and VEBA Corporation


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              10-rrr             Special Incentive Bonus Agreement dated as of
                                 March 26, 1998 between the Company and Marcel Coinne (Incorporated by reference to Exhibit 10-rrr of the Company's Form 10-Q for the Quarter ended June 30, 1998)

              10-sss Special Incentive Bonus Agreement dated as of March 24, 1998 between the Company and Ralph D. Hartung (Incorporated by reference to Exhibit 10-sss of the Company's Form 10-Q for the Quarter ended June 30, 1998)

              10-ttt Special Incentive Bonus Agreement dated as of March 31, 1998 between the Company and James M. Stolze (Incorporated by reference to Exhibit 10-ttt of the Company's Form 10-Q for the Quarter ended June 30, 1998)

              10-uuu Employment Agreement effective as of April 1, 1998 between the Company and Klaus R. von Horde (Incorporated by reference to Exhibit 10-uuu of the Company's Form 10-Q for the Quarter ended June 30, 1998)

              10-www Agreement dated May 19, 1998 between the Company and Ralph D. Hartung (Incorporated by reference to Exhibit 10-www of the Company's Form 10-Q for the Quarter ended June 30, 1998)

              10-xxx(1)          First Amendment to Loan Agreement effective as
                                 of September 1, 1998 between the Company and VEBA Corporation

              10-yyy International Transfer Letter Agreement effective as of October 1, 1998 between the Company and Marcel Coinne

              10-zzz Revolving Credit Agreement dated as of September 23, 1998 between the Company and VEBA AG

              99.1               Press Release dated August 13, 1998

              99.2               Press Release dated October 1, 1998



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MEMC Electronic Materials, Inc.

Date: October 22, 1998              By:   /s/ James M. Stolze
                                         _______________________________________
                                              James M. Stolze
                                              Executive Vice President and
                                              Chief Financial Officer



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                                  EXHIBIT INDEX

         This Exhibit is numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K:


Exhibit No.                           Description
-----------                          ------------

10-g(1) Second Amendment to Technical Agreement effective as of September 30, 1998 between the Company and POSCO Huls Co., Ltd.

10-cc(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation (formerly Huls Corporation) "VEBA Corporation"

10-dd(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation

10-ee(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation

10-ff(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation

10-gg(2) Second Amendment to Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

10-hh(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and VEBA Corporation

10-ii(2) Second Amendment to Revolving Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

10-qq(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

10-rr(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

10-ss(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

10-tt(1) First Amendment to Credit Agreement effective as of September 1, 1998 between the Company and Huls AG

10-ccc(1)           First Amendment to Credit Agreement effective as of
                    September 1, 1998
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                    between the Company and Huls AG

10-ddd(1)           First Amendment to Credit Agreement effective as of
                    September 1, 1998 between the Company and Huls AG

10-eee(1)           First Amendment to Credit Agreement effective as of
                    September 1, 1998 between the Company and Huls AG

10-fff(1)           First Amendment to Overnight Loan Agreement effective as of
                    September 1, 1998 between the Company and VEBA Corporation

10-jjj(1)           First Amendment to Credit Agreement effective as of
                    September 1, 1998 between the Company and VEBA Corporation

10-kkk(1)           First Amendment to Credit Agreement effective as of
                    September 1, 1998 between the Company and VEBA Corporation

10-lll(1)           First Amendment to Credit Agreement effective as of
                    September 1, 1998 between the Company and VEBA Corporation

10-mmm(1)           First Amendment to Credit Agreement effective as of
                    September 1, 1998 between the Company and VEBA Corporation

10-rrr Special Incentive Bonus Agreement dated as of March 26, 1998 between the Company and Marcel Coinne (Incorporated by reference to Exhibit 10-rrr of the Company's Form 10-Q for the Quarter ended June 30, 1998)

10-sss Special Incentive Bonus Agreement dated as of March 24, 1998 between the Company and Ralph D. Hartung (Incorporated by reference to Exhibit 10-sss of the Company's Form 10-Q for the Quarter ended June 30, 1998)

10-ttt Special Incentive Bonus Agreement dated as of March 31, 1998 between the Company and James M. Stolze (Incorporated by reference to Exhibit 10-ttt of the Company's Form 10-Q for the Quarter ended June 30, 1998)

10-uuu Employment Agreement effective as of April 1, 1998 between the Company and Klaus R. von Horde (Incorporated by reference to Exhibit 10-uuu of the Company's Form 10-Q for the Quarter ended June 30, 1998)

10-www              Agreement dated May 19, 1998 between the Company and Ralph
                    D. Hartung (Incorporated by reference to Exhibit 10-www of the Company's Form 10-Q for the Quarter ended June 30, 1998)

10-xxx(1)           First Amendment to Loan Agreement effective as of September
                    1, 1998 between the Company and VEBA Corporation
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10-yyy              International Transfer Letter Agreement effective as of
                    October 1, 1998 between the Company and Marcel Coinne

10-zzz Revolving Credit Agreement dated as of September 23, 1998 between the Company and VEBA AG

99.1                Press Release dated August 13, 1998

99.2                Press Release dated October 1, 1998